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                                                                    EXHIBIT 10.4

                               FIRST AMENDMENT TO
                         MARKWEST ENERGY PARTNERS, L.P.
                            LONG-TERM INCENTIVE PLAN

The MarkWest Energy Partners, L.P., Long-Term Incentive Plan (the "Plan") is hereby amended as follows:

A. SECTION 1., PURPOSE OF THE PLAN, is amended by deleting the first sentence thereof, in its entirety and replacing it with the following revised sentence:

         The MarkWest Energy Partners, L.P. Long-Term Incentive Plan (the "Plan") is intended to promote the interests of MarkWest Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), by providing to employees and directors of MarkWest Energy GP, L.L.C. (the "Company") and its Affiliates, and to directors of MarkWest Hydrocarbon, Inc., who perform services for the Partnership incentive compensation awards for superior performance that are based on Units.

B. SECTION 2., DEFINITIONS, is amended by deleting the definition of "Director" in its entirety and replacing it with the following revised definition of "Director":

         "Director" means a Person who is not an Employee and is (a) a member of the Board, or (b) a member of the board of directors of MarkWest Hydrocarbon, Inc.

C. Except for the foregoing, all other terms and provisions of the Plan shall remain in full force and effect.

D. This First Amendment is subject to the approval of the Board of Directors of MarkWest Energy GP, L.L.C., and upon that approval shall be effective as of the effective date of the Plan.